Exhibit 99.1

Michael McConnell

Chief Financial Officer & Treasurer

503-469-4660

michael.mcconnell@digimarc.com

Scott Liolios or Matt Glover

Liolios Group, Inc.

Investor Relations for Digimarc

949-574-3860

info@liolios.com

FOR IMMEDIATE RELEASE

Digimarc Repurchases Shares from Koninklijke Philips Electronics N.V.

Beaverton, Ore. – January 26, 2011 – Digimarc Corporation (NASDAQ: DMRC) announced today that it has repurchased 552,536 shares of Digimarc common stock held by Koninklijke Philips Electronics N.V. (NYSE: PHG). Philips acquired the shares many years ago when the companies’ product strategies were more closely aligned. The aggregate purchase price was approximately $14.9 million, including transaction fees. The repurchase of these shares reduces the number of Digimarc’s shares outstanding by 7.33% to 6,982,494 shares. The purchase of the shares is part of the Company’s ongoing program to improve shareholders’ return on capital and is being funded from cash on hand.

According to Digimarc’s Chairman and Chief Executive Officer, Bruce Davis, “We believe that this repurchase is a good use of capital and expect that the return on this investment will be superior to alternative uses that are currently available to us. With our cash and equivalents on hand and projected cash flows, we expect to have adequate capital to fund operations and increase our investments in research and development to foster growth according to our strategy and recently approved operating plan for 2011.” Referring to the Company’s recent year-end conference call with investors, Davis went on to say “As we discussed in our recent conference call, management and the board are engaged in continuing discussions about optimization of capital allocation in light of the Company’s substantial cash position and projected cash flows.”

About Digimarc

Digimarc Corporation (NASDAQ:DMRC), based in Beaverton, Oregon, is a leading innovator and provider of enabling technologies that create digital identities for all forms of media and many everyday objects. The embedded digital IDs are imperceptible to humans, but not to computers, networks and devices like mobile phones, which can now use cameras and microphones as sensory inputs to “see, hear and understand” the world around them within the context of their environment. Digimarc has built an extensive intellectual property portfolio with patents in digital watermarking, content identification and management, media and object discovery to enable ubiquitous computing, and related technologies. Digimarc develops solutions, licenses its intellectual property, and provides development services to business partners across a range of industries. For more information, please visit www.digimarc.com.

Forward-Looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements regarding projected cash flows, investments in research and development, alternative uses of capital and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management’s opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of unexpected requirements for liquidity, other opportunities for use of capital, or changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results is set forth in the Company’s Form 10-K for the year ended December 31, 2009 and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

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